UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2003

Apogent Technologies Inc.

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11091	22-2849508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Penhallow Street

Portsmouth, New Hampshire 03801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(603) 433-6131

Item 5.    Other Events and Regulation FD Disclosure

On September 25, 2003, Apogent Technologies Inc. issued a press release reporting that Apogent received the requisite consents to execute a supplemental indenture amending the indenture relating to its 8% Senior Notes due 2011 (the “Notes”) pursuant to the previously announced consent solicitation, and that the purchase price for Notes tendered in the related cash tender offer for any and all of the Notes had been determined. A copy of the press release has been filed as an exhibit to this report and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

Exhibit Number	Description
99.1	Press release dated September 25, 2003, reporting that Apogent’s received the requisite consents to execute a supplemental indenture amending the indenture relating to its 8% Senior Notes due 2011 (the “Notes”) pursuant to the previously announced consent solicitation, and that the purchase price for Notes tendered in the related cash tender offer for any and all of the Notes had been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC. (Registrant)

Date: September 26, 2003	By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson Executive Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 25, 2003